Exhibit 99.1

PRESS RELEASE		FOR IMMEDIATE RELEASE

March 2, 2011
CONTACT:	Stuart Rothstein	NYSE: ARI
(212) 822-0722

Apollo Commercial Real Estate Finance, Inc.

Announces Fourth Quarter 2010 Earnings

New York, NY, March 2, 2011 — Apollo Commercial Real Estate Finance, Inc. (the “Company”) (NYSE:ARI) reported net income available to common stockholders for the three months ended December 31, 2010 of $3,966, or $0.22 per share. Net loss available to common stockholders for the same period in 2009 was $(2,081), or $(0.20) per share. (All currency amounts discussed herein are in thousands, except share and per share amounts. All per share information is presented on a diluted basis.)

The Company’s GAAP book value per share at December 31, 2010 was $16.97. For purposes of accounting principles generally accepted in the United States of America (“GAAP”), the Company carries its first mortgage and mezzanine loans at amortized cost and its CMBS securities are marked to market. Management has estimated that the fair value of the Company’s financial assets at December 31, 2010 was approximately $14,100 in excess of the carrying value of the Company’s investment portfolio as of the same date, which represents a premium of $0.80 per share over the Company's GAAP book value as of December 31, 2010, and results in a book value per share of approximately $17.77 per share.

Investment Activity

During the fourth quarter of 2010, the Company deployed $15,638 of additional equity to purchase CMBS with a face amount of $102,962 and an aggregate cost of $107,539. The purchases were financed with $91,902 of borrowings under the Company’s $250,000 repurchase facility closed with Wells Fargo Bank, N.A. during August 2010.

Total borrowings of $242,728 outstanding under the Wells Facility bear interest at a fully-hedged weighted average interest rate of 2.2% and are collateralized by AAA-rated CMBS with an estimated fair value of $279,124 at December 31, 2010. Through the date hereof, the Company has deployed equity totaling $39,670 under the Wells Facility.

In order to mitigate interest rate risk resulting from the Company’s floating-rate borrowings under the Wells Facility, the Company entered into interest rate swap and cap agreements with an aggregate notional equal to the borrowings outstanding under the Wells Facility. Because the Company chose not to pursue hedge accounting for the derivative instruments and elected the fair value option for the CMBS securing the Wells Facility borrowings, the Company recognized a loss of $1,480 related to changes in mark-to-market on CMBS securing the Wells Facility borrowings and a gain of $1,077 related to interest rate agreements hedging the Wells Facility borrowings for the three months ended December 31, 2010.

Quarter End Portfolio Summary

The following table sets forth certain information regarding the Company’s investments at December 31, 2010:

Asset type	Cost Basis	Borrowings	Invested equity at cost	Weighted Average IRR *
Commercial mortgage loans	$109,695	$—	$109,695	8.3%
Mezzanine Loans	58,985	—	58,985	13.0
AAA CMBS – financed with TALF borrowings	357,301	(297,334)	59,967	13.4
AAA CMBS – financed with Wells Facility borrowings	280,890	(242,728)	38,162	11.6

Total invested equity at cost	$806,871	$(540,062)	$266,809	11.0%

*	The IRRs for the investments shown in the above table reflect the returns underwritten by ACREFI Management, LLC, the Company’s external manager, at the time each investment is made, calculated on a weighted average basis assuming no extensions, dispositions, early prepayments or defaults and include the fully hedged cost of borrowings under the Wells Facility. We have also assumed that the cost of financing each investment will remain constant over the life of the investment. There can be no assurance that the actual IRRs will equal the underwritten IRRs shown in the table. See “Risk Factors” in the reports filed by the Company with the Securities and Exchange Commission for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table over time.

Stuart Rothstein, Chief Financial Officer of the Company commented, “While we still have approximately $75,000 to $90,000 of capital to deploy, depending on asset mix and use of available leverage, we believe we are on track to have the majority of that capital invested before the end of the first quarter.”

Operating Earnings

The Company reported Operating Earnings (as defined below) of $7,320, or $0.41 per share, for the three months ended December 31, 2010. Operating Earnings is a non-GAAP financial measure that is used to approximate cash available for distribution and is defined by the Company as net income, computed in accordance with GAAP, adjusted for (i) non-cash equity compensation expense, (ii) depreciation and amortization and (iii) any unrealized gains or losses or other non-cash items included in net income. Table 1, provided below, reconciles Operating Earnings per share to diluted net income per share available to common stockholders.

Reconciliation of Operating Earnings Per Share to Net Income Available to Common Stockholders Per Share (Table 1)

The table below reconciles Operating Earnings with net income available to common stockholders for the three months ended December 31, 2010:

	Three Months Ended December 31, 2010	Earnings Per Share (Diluted)
Operating earnings:
Net income	$3,966	$0.22
Adjustments:
Unrealized loss on securities	1,480	0.08
Unrealized gain on derivative instruments	(1,077)	(0.06)
Non-cash stock-based compensation expense	354	0.02
Amortization expense
Premium amortization	2,227	0.13
Deferred financing cost amortization	370	0.02

Total adjustments:	3,354	0.19

Operating earnings	$7,320	$0.41

Basic weighted average common shares outstanding		17,549,009
Diluted weighted average common shares outstanding		17,670,468

Teleconference Details:

The Company will be hosting a conference call to discuss its financial results on Thursday, March 3, 2011 at 8:30 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s fourth quarter earnings teleconference call should dial from the U.S., (877) 263-2989, or from outside the U.S., (702) 928-7168, shortly before 8:30 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 44456659). Please note that the teleconference call will be available for replay beginning at 9:30 a.m. on Thursday, March 3, 2011, and ending at midnight on Thursday, March 10, 2011. To access the replay, callers from the U.S. should dial (800) 642-1687 and callers from outside the U.S. should dial (706) 645-9291, and enter conference identification number 44456659.

Webcast:

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a commercial real estate finance company that originates, invests in, acquires and manages senior performing commercial real estate mortgage loans, commercial mortgage-backed securities, and other commercial real estate-related debt investments in the U.S. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company, an indirect subsidiary of Apollo Global Management, LLC. Additional information can be found on the Company’s website at www.apolloreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands – except share and per share data)

	December 31, 2010	December 31, 2009
Assets:
Cash and cash equivalents	$37,894	$129,969
Contractual deposits	—	90
Securities available-for-sale, at estimated fair value	363,660	153,614
Securities at estimated fair value	279,124	—
Commercial mortgage loans	109,695	—
Mezzanine loans	58,985	50,000
Interest receivable	5,553	1,210
Deferred financing costs, net	2,818	254
Derivative instruments	387	—
Other assets	31	—

Total Assets	$858,147	$335,137

Liabilities and Stockholders’ Equity
Liabilities:
TALF borrowings	$297,334	$128,106
Borrowings under repurchase agreements	242,728	—
Accounts payable and accrued expenses	2,375	349
Payable to related party	683	1,385
Dividends payable	7,189	—
Deferred underwriting fee ($8,000 of which is payable to the Manager)	10,000	10,000

Total Liabilities	560,309	139,840

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 450,000,000 shares authorized, 17,551,828 and 10,762,500 shares issued and outstanding in 2010 and 2009, respectively	175	107
Additional paid-in-capital	291,304	198,436
Accumulated deficit	—	(2,172)
Accumulated other comprehensive income (loss)	6,359	(1,074)

Total Stockholders’ Equity	297,838	195,297

Total Liabilities and Stockholders’ Equity	$858,147	$335,137

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(in thousands – except share and per share data)

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009
Net interest margin:
Interest income from securities	$6,468	$364
Interest income from commercial mortgage loans	2,313	—
Interest income from mezzanine loans	1,952	231
Interest expense	(3,421)	(104)

Net interest margin	7,312	491

Operating expenses:
General and administrative expenses (includes $354 and $392 of non-cash stock based compensation in 2010 and 2009, respectively)	1,400	1,889
Management fees to related party	1,118	747

Total operating expenses	2,518	2,636
Other income (loss):
Interest income from cash balances	7	64
Unrealized loss on securities	(1,480)	—
Unrealized gain on derivative instruments	1,077	—
Realized loss on derivative instruments	(432)	—

Net income	$3,966	$(2,081)

Basic net income per share of common stock	$0.23	$(0.20)

Diluted net income per share of common stock	$0.22	$(0.20)

Basic weighted average common shares outstanding	17,549,009	10,500,000
Diluted weighted average common shares outstanding	17,670,468	10,500,000

Dividend declared per share of common stock	$0.40	$—